UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              May 25, 2005

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

22 Water Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-4040

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 25, 2005, the members of the Compensation Committee of the Board of Directors of Mac-Gray Corporation (the “Company”), all of whom are independent directors (the “Committee”), approved the following cash bonus awards and stock options with respect to the executive officers of the Company:

Cash Bonus Awards:  The Committee determined the amount of the cash bonuses for the executive officers based on several factors, including each executive's success in furthering the Company's financial and strategic objectives.  The following table sets forth the cash bonus award for each of the Company’s executive officers awarded on May 25, 2005:

Name	Title	Cash Bonus

Stewart G. MacDonald, Jr.	Chairman and Chief Executive Officer	$100,000

Neil F. MacLellan, III	Executive Vice President and Chief Operating Officer	$55,000

Michael J. Shea	Executive Vice President and Chief Operating Officer	$55,000

Stock Options.  The Committee approved the following grants of stock options for the executive officers of the Company under the Company's 1997 Stock Option and Incentive Plan:

Name	Title	Incentive Stock Options	Terms
Stewart G. MacDonald, Jr.	Chairman and Chief Executive Officer	20,000	Vesting — 1/3 per year for 3 years; 10-year term; Exercise price — $8.60
Neil F. MacLellan, III	Executive Vice President and Chief Operating Officer	25,000	Vesting — 1/3 per year for 3 years; 10-year term; Exercise price — $8.60
Michael J. Shea	Executive Vice President and Chief Operating Officer	25,000	Vesting — 1/3 per year for 3 years; 10-year term; Exercise price — $8.60

ADOPTION OF STOCK OPTION AND INCENTIVE PLAN

On May 26, 2005, the shareholders of the Company approved the Mac-Gray Corporation 2005 Stock Option and Incentive Plan (the “2005 Plan”). The purpose of the Plan is to encourage and enable the officers, employees, non-employee Directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following description of certain features of the 2005 Plan is intended to be a summary only.  The summary is qualified in its entirety by the full text of the 2005 Plan furnished herewith as Exhibit 10.1.

Plan Administration.  The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2005 Plan.  The Committee may delegate to the chief executive officer of the Company the authority to grant awards at fair market value to employees who are not executives officers of the Company.

Eligibility and Limitations on Grants.  Persons eligible to participate in the 2005 Plan will be those current or prospective officers, employees and non-employee directors of the Company and its subsidiaries as selected from time to time by the Committee.  Approximately 780 individuals are currently eligible to participate in the 2005 Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 150,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period.  If any award granted to an individual is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”), then the maximum award shall not exceed 150,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options.  The 2005 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Options granted under the 2005 Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Code, or (iii) otherwise so provide.  Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors.  The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant.  The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.  Options may be made exercisable in installments and the exercisability of options may be accelerated by the Committee.

Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery (or attestation to the ownership) of shares of Common Stock that meet such requirements as may be specified by the Committee including shares of Common Stock that are not subject to any restrictions imposed by the Company and that have been held by the optionee for at least six months or that were purchased in the open market by the optionee.  Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights.  The Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option.  Upon exercise of the stock appreciation right, the holder will be entitled to receive a number of shares of Common Stock equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding stock appreciation right, the price per share specified in such right) times the number of shares of Common Stock with respect to which the stock appreciation right is exercised.  The exercise price per share of stock appreciation rights may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant.

Restricted Stock.  The Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Committee may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with the Company through a specified restricted period.  The purchase price of shares of Restricted Stock will be determined by the Committee.  If the performance goals and other restrictions are not attained, the grantee will automatically forfeit their awards of restricted stock to the Company.

Deferred Stock Awards.  The Committee may award phantom stock units as deferred stock awards to participants.  Deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Committee may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with the Company through a specified vesting period.  During the deferral period, subject to terms and conditions imposed by the Committee, the deferred stock awards may be credited with dividend equivalent rights.  With the Committee’s consent and subject to the participant’s compliance with the procedures established by the Committee, a participant may make an advance election to receive a portion of his or her compensation, restricted stock award or directors’ fees otherwise due in the form of a deferred stock award.

Unrestricted Stock.  The Committee may grant shares of Common Stock (at no cost or for a purchase price determined by the Committee) that are free from any restrictions under the 2005 Plan.  Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Dividend Equivalent Rights.  The Committee may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock.  Dividend equivalent rights may be granted as a component of another award or as a freestanding award.  Dividend equivalent rights credited under the 2005 Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company’s dividend reinvestment plan, if any.  Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award.  Dividend equivalent rights payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

Tax Withholding.  Participants in the 2005 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards.  Subject to approval by the Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

Adjustments for Stock Dividends, Stock Splits, Etc.  The 2005 Plan authorizes the Committee to make appropriate adjustments to outstanding awards to reflect stock dividends, stock splits and similar events.  In the event of a merger, consolidation, sale of the Company or similar event, the Committee will make appropriate adjustments in the limits specified in the 2005 Plan and to outstanding awards.  The Committee may also adjust outstanding awards to take into consideration material changes in accounting practices or extraordinary dividends or similar events if the Committee determines that such adjustments are appropriate.

Change in Control Provisions.  The 2005 Plan provides that in the event of a sale event (as defined in the 2005 Plan) resulting in a change in control of the Company, all stock options will automatically become fully exercisable and conditions and restrictions relating solely to the passage of time and continued employment on all other awards will automatically be deemed waived, except as the Committee may otherwise provide in the relevant award agreement.  Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Committee’s discretion.  In addition, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Amendments and Termination.  The Board of Directors may at any time amend or discontinue the 2005 Plan and the Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose.  However, no such action may adversely affects any rights under any outstanding award without the holder’s consent.  Any amendments that materially change the terms of the 2005 Plan, including any amendments that increase the number of shares reserved for issuance under the 2005 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2005 Plan, or materially change the method of determining fair market value of Common Stock, will be subject to approval by stockholders.  Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2005 Plan qualifies as performance-based compensation under Section 162(m) of the Code.  In addition, except in connection with a reorganization of the Company or a merger or other transaction, the Board may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

Effective Date of 2005 Plan.  The Board of Directors adopted the 2005 Plan on April 5, 2005.  Awards of incentive options may be granted under the 2005 Plan until April 4, 2015.  No other awards may be granted under the 2005 Plan after May 26, 2015.

Item 9.01 Financial Statements And Exhibits

(c) EXHIBITS

10.1 Mac-Gray Corporation 2005 Stock Option and Incentive Plan.

10.2 Form of Stock Option Agreement for incentive stock option grants under the 2005 Stock Option and Incentive Plan

10.3 Form of Stock Option Agreement for nonqualified stock option grants to employees under the 2005 Stock Option and Incentive Plan

10.4 Form of Stock Option Agreement for nonqualified stock option grants to Directors under the 2005 Stock Option and Incentive Plan

10.5 Form of Restricted Stock Award Agreement for awards under the 2005 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer

May 31, 2005